UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2018

PENN NATIONAL GAMING, INC.

Commission file number 000-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

610-373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On November 13, 2018, Penn Tenant III, LLC (“OpCo Buyer”), a wholly-owned subsidiary of Penn National Gaming, Inc. (“Penn”), entered into a Transaction Agreement (the “Transaction Agreement”) among VICI Properties L.P. (“PropCo” and, together with OpCo Buyer, the “Buyers”), a wholly-owned subsidiary of VICI Properties Inc. (“VICI”), OpCo Buyer and Greektown Mothership LLC (“Greektown Parent”), pursuant to which OpCo Buyer agrees to acquire the operations of Greektown Casino-Hotel in Detroit, Michigan (“Greektown”) for $300 million in cash (subject to an adjustment based on Greektown Parent’s working capital and cash at Closing) and PropCo agrees to acquire the land and real estate assets relating to Greektown for $700 million in cash, in each case subject to the conditions and terms set forth therein (the “Transaction”). In connection with the closing, OpCo Buyer and PropCo will enter into a triple net lease agreement (the “Lease”) for the Greektown facility. The Lease will have an initial annual rent of approximately $55.6 million and an initial term of 15 years, with four 5-year renewal options. Penn will guarantee OpCo Buyer’s obligations under the Transaction Agreement and the Lease.

Pursuant to the Transaction Agreement, upon the closing, Greektown Parent will sell the limited liability company interests in its direct subsidiary, Greektown Holdings, L.L.C. (“Holdings”), to OpCo Buyer.  Immediately prior to such sale, Greektown Casino, L.L.C., a direct subsidiary of Holdings, will sell the land and real estate assets relating to Greektown to PropCo pursuant to a Real Estate Purchase Agreement.  Following the closing of the sale under the Transaction Agreement and the Real Estate Purchase Agreement, OpCo Buyer will own the Greektown operating assets, VICI will own the land and real estate assets and the parties will enter into the Lease.

The Transaction Agreement contains customary representations, warranties, covenants and indemnities by the parties to such agreement and is subject to customary closing conditions, including, among other things, (i) the receipt of regulatory approvals, including applicable antitrust and gaming regulatory approvals, (ii) the accuracy of the respective parties’ representations and warranties, subject to customary qualifications, and (iii) material compliance by the parties with their respective covenants and obligations. In addition, the Transaction Agreement contains certain termination rights, including by either party in the event the closing has not occurred by May 15, 2019 (the “Outside Date”), subject to two 60-day extensions under certain circumstances.

If the Transaction Agreement is terminated due to the failure to obtain applicable antitrust approvals, the Buyers may be responsible for an aggregate termination fee of $25 million.  In addition, if the Transaction Agreement is terminated due to the failure by OpCo Buyer to obtain applicable gaming regulatory approvals, OpCo Buyer may be responsible for an aggregate termination fee of $60 million.  Further, if the Transaction Agreement is terminated due to the failure by PropCo to obtain applicable gaming regulatory approvals, PropCo may be responsible for an aggregate termination fee of $30 million, and if the Transaction Agreement is terminated due to the failure by both OpCo Buyer and PropCo to obtain applicable gaming regulatory approvals, then OpCo Buyer and PropCo may each be responsible separately for a termination fee of $30 million, for an aggregate termination fee of $60 million. The parties will also generally be entitled to seek all remedies available at law or in equity against the other, including specific performance.

The summaries of the Transaction Agreement in this Current Report on Form 8-K are qualified by reference to the full text of the Transaction Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Transaction Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other information about Penn, VICI or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Transaction Agreement were made only for purposes of such agreements and as of specific dates, are solely for the benefit of the parties to the Transaction Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of Penn, VICI or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by Penn, VICI or their subsidiaries or affiliates.

Item 7.01. Regulation FD Disclosure.

On November 14, 2018, Penn issued a press release announcing its participation in the transactions described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 7.01 of this Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This communication may contain certain forward-looking statements, including certain plans, expectations and intentions and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. Statements that do not describe historical or current facts, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: risks related to the acquisition of the Greektown operations by OpCo Buyer and the integration of the business to be acquired; the possibility that the proposed transaction does not close when expected or at all because required regulatory or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; potential litigation challenging the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or issues arising from, the integration of the companies. Other unknown or unpredictable factors may also cause actual results to differ materially from those projected by the forward-looking statements. Most of these factors are difficult to anticipate and are generally beyond the control of the parties. Penn does not undertake any obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required to do so by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1*	Transaction Agreement, dated as of November 13, 2018, among Penn Tenant III, LLC, VICI Properties L.P., and Greektown Mothership LLC.

99.1	Press Release dated November 14, 2018

*Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Penn hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2018	PENN NATIONAL GAMING, INC.

	By:	/s/ William J. Fair
	Name:	William J. Fair
	Title:	EVP, Chief Financial Officer